Exhibit 99.1

6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Time on January 30, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time on January 30, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLAN PARTICIPANTS
If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the “Plan”), you may vote the Plan shares using the methods mentioned above up until 11:59 P.M. Central Time on January 30, 2019. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E54418-S79834	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  —  — — — —  — — — — — —  — — — — — —  — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHESAPEAKE ENERGY CORPORATION

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.		For	Against	Abstain

1.	To approve the issuance of shares of Chesapeake common stock in connection with the merger between a wholly owned subsidiary of Chesapeake and WildHorse Resource Development Corporation, as contemplated by the Agreement and Plan of Merger, dated October 29, 2018 by and among Chesapeake, Coleburn Inc., a wholly owned subsidiary of Chesapeake, and WildHorse Resource Development Corporation.	☐	☐	☐

2.	To approve an amendment to Chesapeake’s Restated Certificate of Incorporation to increase the maximum size of Chesapeake’s board of directors from 10 members to 11 members.	☐	☐	☐

3.	To approve an amendment of Chesapeake’s Restated Certificate of Incorporation to increase Chesapeake’s authorized shares of common stock from 2,000,000,000 shares to 3,000,000,000 shares.	☐	☐	☐

Other Matters

4.	In its discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

E54419-S79834

PROXY
CHESAPEAKE ENERGY CORPORATION
Special Meeting of Shareholders
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
January 31, 2019 [●] A.M. Central Time

The undersigned hereby appoints R. Brad Martin, Robert D. Lawler and James R. Webb, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the “Company”) that the undersigned would be entitled to vote, if personally present, at the Company’s Special Meeting of Shareholders to be held on January 31, 2019, at [●] a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given.

If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the “Plan”), this voting instruction form is sent to you on behalf of Fidelity Management Trust Company, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope.

As a participant in the Plan, you hereby direct Fidelity Management Trust Company, as Trustee, to vote all shares of Common Stock of the Company represented by your proportionate interest in the Plan (the “Plan Shares”) at the Company’s Special Meeting of Shareholders, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.